Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated October 15, 2024, with respect to the common stock of Upstream Bio, Inc. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of this Statement, and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 17th day of October, 2024.

ORBIMED ADVISORS LLC

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member

ORBIMED CAPITAL GP VIII LLC

By:	ORBIMED ADVISORS LLC, its managing member

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Member of OrbiMed Advisors LLC

ORBIMED ADVISORS ISRAEL II LIMITED

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director

ORBIMED ISRAEL GP II, L.P.

By:	ORBIMED ADVISORS ISRAEL II LIMITED, its general partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director of OrbiMed Advisors Israel II Limited